Exhibit 10.2
                    AMENDMENT TO LOAN AND SECURITY AGREEMENT

         This Amendment (the "Amendment") to the Loan and Security Agreement and the Note, both dated as of August 5, 1999 (the "Loan Agreement"), is entered into on April 2, 2001, by and between Vidikron of America, Inc., a Delaware corporation ("Borrower"), and Market, LLC, a Cayman Islands, BWI limited liability company ("Lender" and together with Borrower, the "Parties").

                                  Introduction

         The Parties entered into the Loan Agreement pursuant to Section 2.1 of which Market agreed to make revolving credit loans from time to time in an aggregate principal amount of up to $2 million. The revolving credit facility was evidenced by the Revolving Credit Note payable to the Lender. As consideration for such loan amount, Borrower granted Lender a security interest in its Collateral. The Parties desire to supercede in part the Loan Agreement and the Revolving Credit Note with this Amendment.

         NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

                                    Agreement

1. The Borrower hereby acknowledges that certain $500,000 Promissory Note, dated February 16, 2001, executed by it in favor of Lender for the purpose of applying such loan balance against the increased Revolving Credit Facility in Section 2 herein.

2.             The  first   paragraph  of  Section  2.1 is hereby deleted in its
               entirety and replaced with the following:

                           Section 2.1 Revolving Credit Facility. The Lender shall,subject to the terms and conditions hereinafter set forth, make revolving credit loans (the "Revolving Credit Loan(s)") to the Borrower from time to time, in an aggregate principal amount not to exceed $3,750,000.

3. The face amount of the Revolving Credit Note is hereby increased from $2,000,000 to $3,750,000. Accordingly, the figure $2,000,000 in the 12th line of first paragraph of the Revolving Credit Note is hereby deleted and replaced by the figure $3,750,000.

4. To the extent that this Amendment is in conflict with any provision of either the Loan Agreement or the Revolving Credit Note, this Amendment controls. To the extent that any portion of the Loan Agreement or the Revolving Credit Note is modified or any paragraph, subparagraph or clause thereof is modified or deleted by this Amendment, the unaltered provisions of the Loan Agreement and the Revolving Credit Note will remain in effect.

5. Capitalized terms not defined herein have the meanings given to them in the Loan Agreement.

6. Except as expressly modified herein, the Parties each hereby ratify and confirm the Loan Agreement and Loan, and acknowledge that the same continue, as modified herein, in full force and effect.


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         IN WITNESS WHEREOF, the undersigned have duly  executed  and  delivered this Amendment on the date first written above.


         ATTEST:                                     VIDIKRON OF AMERICA, INC.


         ---------------------------                 ---------------------------
         Name:                                       Name:
         Secretary                                   Title:



         ATTEST:                                     MARKET LLC


         ---------------------------                 ---------------------------
         Name:                                       Navigator Management Ltd.
         Secretary                                   Director